UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2022

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 8, 2022, the Company held its 2022 annual meeting of stockholders. At the annual meeting, the Company's stockholders: (i) elected the two nominees listed below to serve as Class I directors; and (ii) ratified the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. Both of the Class I directors will serve for a term of three years, until the annual meeting of stockholders held in the third year following the year of their election, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement. The voting results for each proposal were as follows:

(1)
Election of directors:

Class I Director Nominee	For	Withheld (Against)
Gwen Henry	11,189,965	543,946
Bernard J. Michael	11,195,009	538,902
(2)
Ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2022:

Votes For	Votes Against	Abstentions
19,518,490	176,483	285,954

There were 8,247,016 broker non-votes with respect to each director nominee in the election of directors A total of 19,980,927 shares were present at the meeting in person or by proxy. No other proposals were submitted to a vote of the stockholders at the Company's 2022 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	November 14, 2022	By:	/s/ Cathleen M. Hrtanek
		Name: Title:	Cathleen M. Hrtanek Secretary